EXHIBIT 99.1

Nexeo Solutions Reports Second Quarter Fiscal Year 2018 Financial Results

Second Quarter 2018 Highlights (Versus Second Quarter 2017)

•	Revenue growth of 13%, driven by improved economic environment, strong price execution and specialty growth

•
Net income for the quarter was $0.4 million, or $0.01 per diluted share, which includes the negative impact of contingent consideration items. Adjusted net income was $11 million, or $0.14 per diluted share, excluding the contingent consideration items

•	Adjusted EBITDA of $54 million increased 18% from prior year

•	Net leverage of 4.1x, a decrease from 4.8x last year and 4.4x last quarter

THE WOODLANDS, Texas - May 9, 2018 - Nexeo Solutions, Inc. (NASDAQ:NXEO) (the "Company" or "Nexeo Solutions"), today announced its consolidated financial results for the three months ended March 31, 2018.

David Bradley, President and Chief Executive Officer of Nexeo Solutions stated, "Our proprietary operating platform and go-to-market strategy were designed to enable differential performance in volatile environments. This, combined with the focus of our talented team and the unique value proposition we offer to suppliers and customers, continues to deliver above-market performance for all of our stakeholders."

Sales and operating revenues for the three months ended March 31, 2018 were $1,041.0 million, including $19.8 million in revenues from Ultra Chem, and $917.7 million for the three months ended March 31, 2017. Excluding revenues from Ultra Chem, the increase was primarily attributable to an increase in average selling prices of 11.7% across all segments in all regions. Approximately $25.0 million of the increase was a result of strengthening exchange rates of various currencies versus the U.S. Dollar ("USD") as compared to the same period in the prior fiscal year.

Gross profit was $115.7 million and $102.2 million for the three months ended March 31, 2018 and March 31, 2017, respectively. The Company's centralized platform allowed it to effectively manage supply constraints affecting various product lines. Additionally, specialty mix increased in both the Chemicals and Plastics lines of business. Approximately $2.2 million of the increase in gross profit was due to strengthening exchange rates of various currencies versus the USD compared to the same period in the prior fiscal year.

The Company reported net income of $0.4 million and a net loss of $1.1 million for the three months ended March 31, 2018 and March 31, 2017, respectively. Adjusted EBITDA was $53.7 million and $45.7 million for the three months ended March 31, 2018 and March 31, 2017, respectively. For a description of adjusted EBITDA and a reconciliation to its most comparable GAAP financial measure, please read "Non-GAAP Financial Measures".

Second Quarter 2018 Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended March 31, 2018 with the three months ended March 31, 2017.

	Three Months Ended March 31,		Period Over Period
	2018	2017	$ Change	% Change
Chemicals
Sales and operating revenues	$487.8	$415.0	$72.8	17.5%
Gross profit	62.0	50.6	11.4	22.5%
Plastics
Sales and operating revenues	516.9	471.7	45.2	9.6%
Gross profit	47.0	45.8	1.2	2.6%
Other
Sales and operating revenues	36.3	31.0	5.3	17.1%
Gross profit	6.7	5.8	0.9	15.5%
Consolidated
Sales and operating revenues	1,041.0	917.7	123.3	13.4%
Gross profit	115.7	102.2	13.5	13.2%

EXHIBIT 99.1

Segment Highlights

Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended March 31, 2018 were $487.8 million, including $19.8 million in revenues from Ultra Chem, and $415.0 million for the three months ended March 31, 2017. Excluding the impact from Ultra Chem, the increase in revenue was primarily attributable to a 10.2% increase in average selling prices and an increase in volumes of 2.3% across multiple product lines. Volume and average selling price performance was a result of continued expansion of our specialty business and recovery in the oil and gas industry, partially offset by volume decreases in Asia.
Gross profit was $62.0 million and $50.6 million for the three months ended March 31, 2018 and March 31, 2017, respectively. Gross profit increased due to our strong commercial execution strengthened by leveraging our centralized technology platform to effectively manage supply shortages for certain specialty products globally as well as supply constraints in North America predominately caused by adverse weather conditions during the quarter.

Plastics - Sales and operating revenues for the Plastics line of business were $516.9 million and $471.7 million for the three months ended March 31, 2018 and March 31, 2017, respectively. The revenue increase was primarily attributable to a 14.1% increase in average selling prices resulting from improved product mix in North America and continued market share gain in EMEA. Overall, volumes were down 4.0% compared to the three months ended March 31, 2017 resulting from the commercial decision to terminate low margin and unprofitable business in North America and Asia. Approximately $23.5 million of the increase was a result of strengthening exchange rates of various currencies versus the USD compared to the same period in the prior fiscal year.
Gross profit was $47.0 million and $45.8 million for the three months ended March 31, 2018 and March 31, 2017, respectively. Our centralized platform allowed us to effectively manage supply constraints affecting various product lines. Additionally, our specialty mix increased in both the Chemicals and Plastics lines of business. Approximately $2.1 million of the increase in gross profit was due to strengthening exchange rates of various currencies versus the USD compared to the same period in the prior fiscal year.

Other - Sales and operating revenues for the Other segment were $36.3 million and $31.0 million for the three months ended March 31, 2018 and March 31, 2017, respectively. The increase in revenues was primarily due to growth in service offerings to existing customers.
Gross profit was $6.7 million and $5.8 million for the three months ended March 31, 2018 and March 31, 2017, respectively. The increase was primarily due to certain management cost savings initiatives.

Nexeo Solutions to Hold Earnings Conference Call

The Company will hold a conference call to discuss its second quarter fiscal year 2018 earnings on Thursday, May 10, 2018 at 9:00 a.m. CT (10:00 a.m. ET). To participate in the conference call by telephone, please call one of the following telephone numbers and reference the below access passcode 10 minutes prior to the scheduled start time:

•	Domestic: +1.844.412.1004

•	International: +1.216.562.0451

•	Passcode: 4589438

The conference call and presentation will also be broadcast live via the Internet. You may listen by accessing the Investor Relations section of the Company's website at www.nexeosolutions.com. You should connect to the website at least 15 minutes prior to the conference call to register, download and install any necessary audio software to ensure a successful user experience.

If you are unable to participate, a replay of the conference call will be available on May 10, 2018, beginning at 12:00 p.m. CT (1:00 p.m. ET), through May 17, 2018. The phone number for the conference call replay is +1.855.859.2056 (Domestic) or +1.404.537.3406 (International). The access passcode is 4589438. Additionally, the recorded conference call will be accessible through the Investor Relations section of the Company’s website at www.nexeosolutions.com.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company's express written consent.

EXHIBIT 99.1

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted net income was derived based on methodologies other than in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company’s management has included this measure because they believe it is indicative of the Company’s operating performance, is used by investors and analysts to evaluate the Company and can facilitate comparisons across periods. As presented by the Company’s management, this measure may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and adjusted net income should be considered in addition to, not as a substitute for, financial measures presented in accordance with GAAP. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our credit facilities.
The Company evaluates performance on the basis of adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense, and other restructuring and transformational expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. Management believes that adjusted EBITDA is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that adjusted EBITDA is an important indicator of operating performance because:

•	adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company evaluates performance on the basis of adjusted net income, which it defines as its consolidated net income (loss), plus the change in fair value of contingent consideration obligation net of tax impact. Contingent consideration is comprised of two components, the Deferred Cash Consideration and the Tax Receivable Agreement ("TRA"), which have a non-cash impact and can change significantly quarter to quarter dependent on key valuation inputs. In order to estimate the fair value of the Deferred Cash Consideration, the Company estimates the value of the Excess Shares using a Monte Carlo simulation model with the market price of the Company’s common stock at each valuation date being a significant input to this model. Unobservable inputs to the valuation are the expected volatility during the applicable period as well as a marketability discount to reflect the illiquidity of the Excess Shares given their terms. The Company estimates the fair value of the liability for the contingent consideration related to the TRA based on a discounted cash flow model which incorporates assumptions of projected taxable income, projected income tax liabilities and an estimate of tax benefits expected to be realized as a result of the Business Combination. Key inputs to the valuation are prevailing tax rates and market interest rates impacting the discount rate. Management believes that adjusted net income is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that adjusted net income is an important indicator of operating performance because:

•
adjusted net income excludes the effects of the change in fair value of contingent consideration obligation net of tax impact, which have a non-cash impact and can change significantly quarter to quarter dependent on key valuation inputs.

A reconciliation of adjusted EBITDA and adjusted net income to net income (loss) from continuing operations for Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP financial measure, is included at the end of this release.

About Nexeo Solutions, Inc.

Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains statements related to the Company’s future plans and expectations and, as such, includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this press release by use of words including but not limited to "may," "believe," "will," "project," "expect," "estimate," "anticipate," and "plan." Although the forward-looking statements contained in this press release reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. The Company's future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in the Company's SEC filings, including in the sections entitled "Risk Factors" in such SEC filings.

FOR FURTHER INFORMATION PLEASE CONTACT
Investor Relations, Nexeo Solutions
Tel: +1.281.297.0856, Investor.Relations@nexeosolutions.com

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions, except share amounts and par value)

	March 31, 2018	September 30, 2017
Current Assets
Cash and cash equivalents	$42.4	$53.9
Accounts and notes receivable (net of allowance for doubtful accounts of $2.6 million and $2.2 million, respectively)	630.6	597.4
Inventories	374.3	315.5
Income taxes receivable	2.0	3.4
Other current assets	22.9	19.8
Total current assets	1,072.2	990.0

Non-Current Assets
Property, plant and equipment, net	296.0	316.1
Goodwill	706.2	703.0
Other intangible assets, net of amortization	227.4	231.5
Deferred income taxes	2.3	2.3
Other non-current assets	13.8	10.6
Total non-current assets	1,245.7	1,263.5
Total Assets	$2,317.9	$2,253.5

Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$49.9	$51.1
Accounts payable	390.7	384.2
Accrued expenses and other liabilities	54.2	58.4
Due to related party pursuant to contingent consideration obligations	8.8	12.5
Income taxes payable	7.1	3.2
Total current liabilities	510.7	509.4

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	829.9	794.0
Deferred income taxes	30.8	34.9
Due to related party pursuant to contingent consideration obligations	121.2	127.7
Other non-current liabilities	7.9	9.9
Total non-current liabilities	989.8	966.5
Total Liabilities	1,500.5	1,475.9

Commitments and contingencies

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of March 31, 2018 and September 30, 2017)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized; 89,753,662 shares issued and 89,741,309 shares outstanding as of March 31, 2018 and 89,353,641 shares issued and 89,344,065 shares outstanding as of September 30, 2017)	—	—
Additional paid-in capital	767.9	764.4
Retained earnings	31.7	4.8
Accumulated other comprehensive income	17.9	8.5
Treasury stock, at cost: 12,353 and 9,576 shares as of March 31, 2018 and September 30, 2017	(0.1)	(0.1)
Total equity	817.4	777.6
Total Liabilities and Equity	$2,317.9	$2,253.5

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except share amounts and par value)

	Three Months Ended March 31,
	2018	2017
Sales and operating revenues	$1,041.0	$917.7
Cost of sales and operating expenses	925.3	815.5
Gross profit	115.7	102.2
Selling, general and administrative expenses	85.9	80.0
Transaction related costs	—	0.3
Change in fair value of contingent consideration obligations	12.6	10.0
Operating income	17.2	11.9
Other income, net	0.4	0.2
Interest income (expense)
Interest income	0.1	0.1
Interest expense	(12.7)	(12.5)
Net income (loss) before income taxes	5.0	(0.3)
Income tax expense	4.6	0.8
Net income (loss) attributable to Nexeo Solutions, Inc.	$0.4	$(1.1)

Net income (loss) per share available to common stockholders
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)
Weighted average number of common shares outstanding
Basic	76,795,742	76,746,168
Diluted	77,281,397	76,746,168

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Six Months Ended March 31,
	2018	2017
Cash flows from operations
Net income (loss)	$26.9	$(9.4)
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	39.1	34.6
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	2.2	2.0
Provision for bad debt	0.9	(0.1)
Deferred income taxes	(6.1)	(5.6)
Equity-based compensation expense	3.5	2.7
Change in fair value of contingent consideration obligations	(6.0)	20.6
(Gain) loss from sales of property and equipment	(0.4)	0.1
Gain related to reimbursements of certain capital expenditures incurred	—	(2.7)
Changes in assets and liabilities:
Accounts and notes receivable	(28.6)	(70.4)
Inventories	(55.3)	(23.7)
Other current assets	(1.5)	1.9
Accounts payable	2.3	33.8
Accrued expenses and other liabilities	(6.6)	(10.6)
Changes in other operating assets and liabilities, net	4.6	0.9
Net cash used in operating activities	(25.0)	(25.9)
Cash flows from investing activities
Additions to property and equipment	(8.0)	(14.5)
Proceeds from the disposal of property and equipment	2.6	0.1
Proceeds from reimbursement of certain capital expenditures incurred	—	2.9
Cash paid for asset acquisitions	(7.7)	(5.1)
Net cash used in investing activities	(13.1)	(16.6)
Cash flows from financing activities
Cash paid to TPG related to TRA	(4.2)	—
Proceeds from short-term debt	32.7	19.5
Repayments of short-term debt	(36.2)	(19.1)
Proceeds from issuance of long-term debt	374.8	385.5
Repayments of long-term debt and capital lease obligations	(339.9)	(293.6)
Payment of debt issuance costs	(0.8)	(1.3)
Net cash provided by financing activities	26.4	91.0
Effect of exchange rate changes on cash and cash equivalents	0.2	(0.7)
Increase (decrease) in cash and cash equivalents	(11.5)	47.8
Cash and cash equivalents at the beginning of the period	53.9	47.5
Cash and cash equivalents at the end of the period	$42.4	$95.3
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$23.6	$24.7
Cash paid during the period for taxes (net of refunds)	$5.3	$2.6
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$1.0	$15.8
Non-cash intangible assets acquired	$3.0	$3.4
Supplemental disclosure of non-cash financing activities:
Non-cash capital lease obligations, net	$0.2	$13.4

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Segment Information
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Chemicals
Sales and operating revenues	$487.8	$415.0
Gross profit	62.0	50.6
Plastics
Sales and operating revenues	516.9	471.7
Gross profit	47.0	45.8
Other
Sales and operating revenues	36.3	31.0
Gross profit	6.7	5.8
Consolidated
Sales and operating revenues	1,041.0	917.7
Gross profit	115.7	102.2

EXHIBIT 99.1

Nexeo Solutions, Inc. and Subsidiaries
Adjusted Net Income Reconciliation
(Unaudited, in millions except per share data)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Amount	Per Share*		Amount	Per Share*
Net income (loss) from continuing operations	$0.4	$0.01		$(1.1)	$(0.01)
Change in fair value of contingent consideration obligation	12.6	0.16		10.0	0.13
Tax impact of change in fair value of contingent consideration obligation	(1.9)	(0.02)		(2.1)	(0.03)
Adjusted net income	$11.1	$0.14	(1)	$6.8	$0.09
*Per share amounts based on diluted shares for the three months ended March 31, 2018 and basic shares for the three months ended March 31, 2017

(1)	Per share amounts above do not equal the total due to rounding

Nexeo Solutions, Inc. and Subsidiaries
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Net income (loss) from continuing operations	$0.4	$(1.1)
Interest expense, net	12.6	12.4
Income tax expense	4.6	0.8
Depreciation and amortization	19.6	17.8
Other operating expenses, net (1)	16.5	15.8
Adjusted EBITDA from continuing operations	$53.7	$45.7

(1)	See Other Operating Expenses, Net table for additional detail

Nexeo Solutions, Inc. and Subsidiaries
Other Operating Expenses, Net
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Management add-backs (1)	$2.6	$3.4
Change in fair value of contingent consideration obligation	12.6	10.0
Foreign exchange (gains) losses, net (2)	(0.5)	0.8
Compensation expense related to management equity plan (non-cash)	1.8	1.3
Transaction and other transaction related costs (3)	—	0.3
Other operating expenses, net	$16.5	$15.8

(1)	One-time management adjustments associated with integration, restructuring, transformational activities and asset impairments

(2)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating the Company's performance and facilitating more meaningful comparisons of performance to other fiscal periods

(3)	Includes professional and transaction costs related to acquisitions, potential acquisitions and other business combination related items